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                                                                EXHIBIT 23(b)


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    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Keyport Life Insurance Company





We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated February 16, 1996, contains an explanatory paragraph that refers to a change in accounting by the Company to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equtiy Securities", effective January 1, 1994.





Boston, Massachusetts                /s/KPMG Peat Marwick LLP
February 7, 1997